06/28/98

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") dated as of , 1998 by and between Ethos Communications Corp. ("Buyer") an Oklahoma corporation located at 101 North Broadway, Suite 1140, Oklahoma City, Oklahoma 73102 and Mark K Lottor ("Seller"), doing business as "Network Wizards," a sole proprietorship, located at 10 Cathy Place, Menlo Park, California 94025.

                                    RECITALS

WHEREAS, Seller operates Internet web hosting services under the trade name "Catalog.com" (the "Business"), with servers located in the GTE internetworking Facility located at the San Jose Data Center Facility, 55 S. Market, San Jose, California; and

WHEREAS, Buyer desires to acquire, and Seller desires to sell and transfer assets and properties related to the Business upon the terms and conditions contained in this agreement.

NOW, THEREFORE, in consideration of the acts and promises of the other, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Acquisition and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall transfer and convey to Buyer, and Buyer shall acquire from Seller, all of Seller's right, title and interest in and to the following assets, both tangible and intangible, of Seller used in the business (referred to collectively as the "Assets"):

         (a) All computer equipment owned or used in connection with operating the Business including all equipment specifically listed on Schedule A.

         (b) All computer software owned or licensed in connection with operating the Business including but not limited to that listed on Schedule B.

         (c) All web hosting customers, customer accounts and lists, support databases, billing databases, credit card database.

         (d)      The existing Genuity Master Service Agreement.
         (e) The domain name "catalog.com" and any and all trade names, trademarks, copyrights, trademark registrations, designs, web pages or rights to use in relation to the name "Catalog.com".

         (f) Copies of all books and records related to the Business. Seller will provide timely access to those records necessary for the ongoing operations of the Business at Buyer's request.

         (g)               All accounts receivable as of Closing.

          (h) All payments made in the month of Closing for Services provided after Closing. Example: If Closing takes place on July 31, 1998, Seller shall pay Buyer in cash at Closing an amount equal to all payments received for August, 1998 services.

Section 2. Excluded Assets. The sale and purchase contemplated by this Agreement does not include any of the ---------------- following assets, collectively referred to herein as the "Excluded Assets":

(a) Any computer or office equipment at the home of the Seller excluding spare equipment identified in Schedule A.

(b) The router, csu/dsu's and friend's Sun Microsystems server located at the Genuity data center.

(c) The two lease lines connecting to the Genuity data center used to connect Mr. Lottor's residence and his friends residence in Reno, Nevada.

(d) All labor, employment and employee benefit contracts of Seller, including, but not limited to, bonus, pension, profit sharing, retirement, stock purchase, hospitalization, insurance or similar plans providing for employee benefits.

Section 3.  Purchase Price:  Manner of Payment.
            -----------------------------------

          (a) Closing Payment. At the Closing (as hereinafter defined), Buyer shall pay to Seller the sum of Nine-Hundred Thousand Dollars ($900,000) in the form of a cashiers check or wire transfer. In addition, the Buyer shall deliver the sum of $300,000 to BancFirst, Oklahoma City, Oklahoma (the "Escrow Agent"), by certified check.

(b) Escrow Deposit; Post-Closing Payments. The $300,000 to be deposited with the Escrow Agent shall --------------------------------------- be held by the Escrow
Agent for the periods set forth herein after the Closing Date.

                  (1) Three months after the Closing Date, the Escrow Agent shall pay Seller an amount calculated as follows: (i) the total number of Global Commons, Inc. customers on "nw1.global-commons.com" and "tms.global-commons.com" (the "Global Customers") at the end of the third month following the Closing Date, shall be divided by (ii) 602 (representing Global Customers as of April 30, 1998). This quotient shall be then multiplied by One Hundred Fifty Thousand Dollars ($150,000), and the payment at such time shall not to exceed $150,000.
Example: If there are 570 Global Customers at the end of the third month following the Closing Date, then Buyer shall pay Seller $142,026. In the event that not all of the $150,000 is earned at the end of three months, the unearned portion shall not carry over to the payment calculation at six months. To be counted as a Global Customer under (b)(1) and (2) hereof, each customer must have been a customer for at least two months and must not be more than thirty
(30) days past due in the payment of such monthly fees.

                  (2) Six months after Closing, the Escrow Agent shall pay Seller an amount calculated as follows: (i) the total number of Global Customers at the end of the sixth month following the Closing Date, shall be divided by
(ii) 602 (representing Global Customers as of April 30, 1998). This quotient shall be then multiplied by One Hundred Fifty Thousand Dollars ($150,000), and the payment at such time shall not to exceed $150,000. Example: If there are 605 Global Customers at the end of the sixth month following the Closing Date, then Buyer shall pay Seller $142,026.

         (c) Escrow Procedures. Any portion of the $300,000 held by the Escrow Agent which is not to be paid at either the third or sixth month after the Closing Date in accordance with the terms of Section 3 shall be paid to the Buyer. In determining its obligations under this Section 3, the Escrow Agent shall rely completely upon a certificate to be prepared by Arthur Andersen LLP, and shall not be required to make any payment until such certificate is delivered to it. When such payment or payments are made, the obligations of the Seller, the Buyer and the Escrow Agent shall terminate. Nothing in this Section 3(c) shall be construed as affecting or limiting the complete title in the Buyer to the Assets to be purchased under this Agreement.

(d) Allocation of Purchase Price. The Purchase Price shall be allocated $20,000 to Hardware and ------------------------------ Software Assets, $1,170,000 to
Goodwill and $10,000 to the Non-competition Agreement provided for in Section 5.

Section 4. Clear Title and No Assumption of Liabilities. All of the Assets are to be transferred and delivered pursuant to the terms of this Agreement, free and clear of all liabilities, obligations, liens and other encumbrances except for the liabilities to be assumed by Buyer, as described in Section 5(d) below ("Assumed Liabilities"). All accounts payable and all other liabilities incurred by Seller up to the Closing including any business broker fees shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless against any and all such liabilities, other than the Assumed Liabilities.

Section 5. Conditions Precedent. The obligation of Buyer to close this transaction is subject to the
             ---------------------
satisfaction, at or before the Closing Date of the following conditions.

         (a) Representations and Warranties; Performance of Obligations. All of the representations and warranties of Seller contained in this Agreement shall be true, correct, and complete on the date of this Agreement and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; all of the terms, covenants, agreements, and conditions of this Agreement to be complied with, performed, or satisfied by Seller and on or before the Closing Date shall have been duly complied with, performed, or satisfied.

         (b) Consents and Approvals. All the necessary consents and approvals of and filings with any governmental entity or other third person related to the consummation of the transactions contemplated herein, and which may be necessary to assign or to continue to effect all contracts, agreements, and rights of Seller which are necessary in order to conduct the Business in the ordinary and usual course, shall have been obtained and made.

          (e) Inspection of Assets. Buyer shall have the opportunity to make a satisfactory inspection of the Assets to determine if the Assets are in good condition at the Closing, with reasonable wear and tear expected.

         (f) Covenants Not to Compete. Buyer shall have received executed Non-competition Agreements from
                  ------------------------
                  Mark K. Lottor in the form of attached Exhibit C. prohibiting Mark K. Lottor from competing with Buyer for a period of two (2) years. This non-compete is valid world-wide.
         (g) Employment Agreements. Buyer shall have received the Employee Agreement of Vivian Neou in the
                  ----------------------
                  form attached as Exhibit D.
         (h) Status of Customers. On the Closing Date, there will be at least 1,800 customer accounts generating gross revenues of not less than $55,000 per month and at least that amount for the month of April 1998. This shall include, but shall not be limited to, Global Customers. In calculating said figure, each customer must have been a customer for at least two months and must not be more than thirty (30) days past due in the payment of such monthly fees.

         (i) Financing. Buyer shall have secured financing, on terms satisfactory to Buyer in its sole discretion, adequate to satisfy Buyer's obligations under this Agreement.

Section 6. Closing. The acquisition and transfer of the Assets shall be consummated at the closing (the "Closing") to be held on July 31, 1998 (the "Closing Date") at 2pm, at the residence of Mark K. Lottor at 10 Cathy Place, Menlo Park, CA 94025. The purchase and sale of such Assets shall be effective as of the close of business on the Closing Date. As of the beginning of business on the date following the Closing Date, Buyer shall be given full and complete possession and exclusive control of the Assets being sold and shall immediately thereafter have the right to commence its business operations with such Assets.

(a) Sellers Obligations at Closing. At the Closing, Seller shall, pursuant to this Agreement,
                  --------------------------------
         deliver or cause to be delivered to Buyer the following:

                  (i)      Full possession and enjoyment of the Assets.
                  (ii) A Bill of Sale covering the Assets in the form attached hereto as Exhibit E.
                  (iii) An executed Non-competition Agreement between buyer and Mark K. Lottor in the forms attached hereto as Exhibit C.
                  (iv) An executed Employee Agreement between Buyer and Vivian Neou in the form attached hereto as Exhibit D.

                  (v) Pay Buyer for all payments received prior to Closing ("Prepayments") from customers for the services to be performed after Closing. This shall include any payments including wire transfers received for the next month's services.

          (b) Seller's Obligations after Closing. After the Closing, Seller shall do the following:
                  -----------------------------------

                  (i) Forward the Network Wizards phone number when requested by Buyer to Buyer's number at 1-800-646-8435 for a period of three months after Closing. After this three month period and for a period of one year thereafter, maintain a recording that specifically says to call Buyer's number as provided by Buyer for Catalog.com web hosting sales, support or billing questions.

                  (ii) Continue to provide all current links from the Network Wizards homepage to the catalog.com home page for a period of one year.

                  (iii) Provide at least four hours per day of consulting every day during the thirty days following Closing for transition assistance. This transition assistance consulting will be provided at Seller's expense to expedite the transition. Seller shall provide a pager number and return pages promptly.

                  (iv) Be available by pager within the continental United States for three months after Closing for support. Seller shall return pages within two hours.

                  (v) Transfer the domain name catalog.com to Buyer with the identity information provided by Buyer.

                   (vi) Assist Buyer in updating DNS information on all domain names served by Seller to be served by Buyer as determined by Buyer.

(vii) Discontinue the use of the name "Catalog.com" in any manner.

(viii) Pay Buyer $300 per month for the right to connect the router with two T1's to the Genuity Network. Seller agrees not to exceed 150kb/sec average throughput per day.
(ix) Forward the Genuity bill to buyer beginning with the payment for services the month after closing.

                  (x)      At   Buyer's   request   send  a  letter  to  Genuity
                           requesting that the contract with Genuity be assigned to Buyer.

(xi) Pay Buyer on a weekly basis all payments received for Catalog.com services including accounts receivable.

                  (xii) Move the friend's Sun Microsystems computer from the Genuity co-location facility within six months of Closing.

(c) Buyer's Obligations after Closing. After the Closing, Buyer shall do the following:
                  ----------------------------------

(i) Maintain the Genuity contract for a period of six months. If Genuity refuses to assign the contract to Buyer, Buyer shall make the payment for Seller.

                  (ii) For a period of six months after Closing, Buyer shall operate the current Global Customers from the Genuity data center.

                  (iii) Pay Mark Lottor $100 per hour for any consulting hours requested by Buyer after the thirty days following Closing. Buyer shall request a base of 8 hours of consulting beginning the second month after Closing for a period of five months.

                  (iv)     Email  any  phone  or  email  messages  received  for
                           Network   Wizards  not  related  to  Web  Hosting  to
                           mkl@nw.com within two hours of receipt.

                  (v) Provide Mark K. Lottor with a license to use the scripts, spam filtering and apache/ftp modifications for the Network Wizards web server and the art.net server so long as the scripts are not used for any web hosting in any form whatsoever except for the non profit art.net server and the Network Wizards web server.

                  (vi) Provide Mark K. Lottor a copy of all invoices sent to the Global Customers and confirmation and documentation of payment received from the Global Customers.

Section 7. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows.
          -------------------------------------------

         (a) Title. Seller has and will transfer to Buyer good and marketable title to the Assets, free and clear of any claim, liability, lien, security interest, or encumbrance. The execution of this Agreement and performance of the covenants herein contemplated do not result in any lien, charge or encumbrance upon the Assets pursuant to any agreement or instrument to which Seller is bound or by which the Assets may be affected.

         (b) Ordinary Course. Other than changes in the ordinary course of business, there have been no material financial changes to the Seller since the audit conducted by Buyer. Seller has continued to conduct business in a normal and customary manner consistent with prior practices in the business of the Seller, and will continue to do so until the Closing Date.

         (c)      Status of Seller. Seller is a Sole Proprietorship of Mark K.
                  Lottor.
                  -----------------
         (d) Authority. Seller has full power and authority to carry on the Business as now being conducted
                  ---------
                  and to own the Assets.
(e) Financial Statements. Seller has furnished to Buyer, and there are attached hereto as Exhibit ---------------------- F, true and complete copies of the following: (i) Schedule C's and Seller's individual income tax returns for the years 1997, 1996, and 1995, (ii) copies of bank statements from January 1997 until Closing (iv) receivables aging, (v) summary of bad debt write-offs, (vi) details of major expense categories, (vii) schedule of gross margin analysis for the most recent twelve-month period prepared by Arthur Andersen LLP, (viii) current customer counts, (ix) customer counts by pricing plan and (x) monthly churn rate. The financial statements present fairly, in all material respects, the financial position of the Business as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with the accounting principles used by Seller in preparing financial statements for the Business, which principles are summarized on Exhibit F hereto.

         (f) Authorization and Absence of Restrictions. Seller has full right, power, authority, and a capacity to enter into this Agreement and to carry out this Agreement in all respects at the date of Closing. Consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision of any contract, lease, judgment, order or decree of any judicial or administrative body, or other agreement to which the Seller is a party.

         (g) Litigation. There is no litigation or proceeding pending, or to the knowledge of the Seller threatened, against or relating to the Seller or the Assets or Business, nor does the Seller know or have reasonable grounds to know of any basis for an such action, or of any governmental investigation relative to the Seller's Assets or Business.

         (h) Taxes. Seller has paid, or at the time of Closing will have paid all withholding, sales, social security and unemployment taxes which are due at the time of Closing and any and all other taxes related to the Business which are due at the time of Closing.

(i) Licenses,  Government Regulation and Legal Compliance. All permits, licenses
and       other       ----------------------------------------------------------
authorizations required for the operation of the Business as now conducted are in full force and effect and Seller has complied with, and is not in violation of, any of the requirements, conditions, or limitations of any such permits, licenses, or other authorizations or of any governmental regulations applicable to such business. Seller has complied in all respects with the Fair Labor Standards Act and any applicable state laws in respect of hours worked by, and payments made to, its employees. Seller has complied with all other statutes, ordinances, regulations and orders applicable to its business, including building, fire, health and safety codes, statutes, ordinances, orders or regulations.


         (j) No Liabilities. Seller has no material liabilities (whether contingent or absolute, matured or unmatured, known or unknown, including, without limitation, unasserted claims relating to the Assets of Seller) relating to the Business, except for liabilities and obligations which were incurred in the ordinary course of business since March 31, 1998.

          (k) Disclosure. No representation or warranty by Seller in the Agreement or any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit any statement of material fact necessary to make the statements contained therein not misleading.

Section 9. Survival of Representations and Warranties. All representations, warranties, and covenants made herein by Seller and Buyer, shall be effective as of the Effective Date and the Closing Date and shall survive the Closing.

Section 10. Conduct of Seller Pending Closing. Seller covenants that, between the date hereof and the date of
            ------------------------------------
Closing:

         (a) Seller's business will be conducted only in the ordinary course of business;.
(b) Except as otherwise requested by Buyer, Seller will preserve for Buyer the goodwill of Seller's suppliers, customers and others having business relations with Seller.

         (c) Buyer, its agents, attorneys and representatives shall have full access to the Assets for purposes of inspecting the same or any part thereof at such times as they shall reasonably request during normal business hours. Seller shall furnish to Buyer all information with respect to the Assets or Business of Seller as Buyer may from time to time request.

         (d) As of the close of business on the Closing Date, Seller shall terminate the employment off all of its employees, of which Vivian Neou shall be hired by Buyer, and Seller shall bear all liabilities, costs and expensed incident to the termination of such employees including any fees by the employee leasing company.

Section 11.  Indemnification.
             ----------------

         (a) Indemnification by Seller. Seller shall indemnify and hold harmless Buyer from any and all claims, losses, liabilities, damages, legal proceedings, recoveries, costs or expenses (including any interest and reasonable attorneys' fees), collectively, a "Loss", resulting from or arising out of:

                  (i) Any misrepresentation, breach of warranty or failure to fulfill any obligation of the part of Seller in or under this Agreement or in or under any document furnished by Seller to Buyer as required by this Agreement;

                  (ii) Any claims, demands, suits, proceedings or actions by any third party containing allegations which, if true, would constitute a misrepresentation, breach of warranty or failure to fulfill an obligation on the part of Seller in or under this Agreement or in or under any document furnished by Seller to Buyer; and

(iii) Any liability, expense or other obligation of, or claims against Seller, other than relating to the Assumed Liabilities.

Seller agrees that the payments required to be made under this Agreement may be reduced by any amount of indebtedness of Seller to Buyer arising under this Agreement or in any other manner whatsoever. Buyer shall promptly notify Seller of any liability to which Seller's indemnification obligations may apply and shall give Seller a reasonable opportunity to defend the same at his own cost and expense with counsel of his own selection, provided that Buyer shall at all times have the right to fully participate in the defense at its own expense. If Seller shall, within a reasonable time after such notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the liability on behalf, for the account and at the risk and expense of Seller, if Seller is later determined to be responsible for such liability.

 (b) Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller from any and all Losses resulting from or arising out of any liability or obligation of or claims against Seller (whether absolute, accrued, contingent or otherwise and whether contractual, tax or any other type of liability or obligation or claim) relating to or resulting from the Assets or the operation of the Business during the period from and after the date on which they are conveyed to Buyer; notwithstanding the foregoing, in no event shall Buyer have any indemnification obligation to Seller pursuant to this Section 11(b) for any Losses otherwise indemnifiable hereunder to the extent that such Losses directly relate to a liability, obligation or claim with regard to the failure to obtain any waiver, consent or approval from any party to any contract that is required in order to assign any such contract to Buyer; provided, however, that Buyer shall remain liable for any other Losses indemnifiable pursuant to this Section 11(b) not directly relating to such a liability, obligation or claim. Seller shall promptly notify Buyer of any liability to which Buyer's indemnification obligations may apply and shall give Buyer a reasonable opportunity to defend the same at his own cost and expense with counsel of his own selection, provided that Seller shall at all times have the right to fully participate in the defense at its own expense. If Buyer shall, within a reasonable time after such notice, fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the liability on behalf, for the account and at the risk and expense of Buyer, if Buyer is later determined to be responsible for such liability.

Section 12. Risk of Loss. The risk of loss or damage by fire or other casualty or cause to the Assets or the Business prior to the date on which they are to be conveyed to Buyer shall be upon Seller. In the event of such loss or damage prior to such date, Seller shall promptly restore, replace or repair the damaged Assets to their previous condition at the sole cost and expense of Seller. Buyer shall have any and all remedies to enforce such obligations as may be available at law or in equity or otherwise (including, without limitation, specific performance).

Section 13. Brokerage. Seller is responsible for any and all brokerage fees arising from the execution of this --------- agreement. Buyer has no agreement with a brokerage that would result in any fees for the Seller or the Buyer.

Section 14.  Termination.
             -----------

         (a) Termination. Subject to the provisions of paragraph (b) of this Section 14, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated at any time prior to the Closing:

                  (i)      by mutual written consent of the parties hereto; or

                  (ii) by Seller, on the one hand, or by Buyer, on the other hand, if the Closing shall not have occurred on or before July 31, 1998; provided, that such failure to close is not a result of a breach of this Agreement by the party or parties seeking to terminate the Agreement.

         (b) Effect of Termination. In the event this Agreement is terminated as provided in paragraph (a) of this Section 14, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

Section 15.  Mediation of Disputes

         (a) In the event of a dispute between the parties to this Agreement the following procedure will be used in a good faith attempt to mediate and resolve the dispute prior to the pursuit by either party of other available remedies.

                  (i) A meeting (the "Initial Meeting") shall promptly be held at which all parties are present by individuals with full decision making authority regarding the matters in dispute.

                  (ii) If, within thirty (30) days following the Initial Meeting, the parties have not resolved the dispute, the dispute shall be submitted to mediation directed by a mediator mutually agreeable to the parties (the "Mediator). Each party shall bear its proportionate share of the costs of the meditation, including the Mediator's fee.

                  (iii) The parties agree to negotiate in good faith in the Initial Meeting and in mediation conferences and use reasonable efforts to resolve the dispute without the need for litigation.

         (b) If, after a period of sixty (60) days following the mediation conferences or any adjournment thereof, and despite the good faith efforts of the parties to negotiate and attempt to resolve the dispute, the parties are unable to resolve the dispute, either party may initiate arbitration upon ten (10) days' prior written notice to the other party. The initiation of arbitration, however, shall not eliminate the obligation of the parties to continue to negotiate in good faith and attempt to resolve the issue.

          (c) In the event there is a failure of mediation pursuant to paragraph (B) above, any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in Oklahoma City, Oklahoma before and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in that arbitration will be binding on the parties hereto, and judgment upon the award can be entered by any court having jurisdiction thereof. Without detracting from the generality of the foregoing, the following specific provisions will also apply:

                  (i) The proceedings will beheld by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in accordance with the Rules of the American Arbitration Association;

                  (ii) The parties, by mutual agreement, can also provide that all or part of the arbitration proceedings be held outside of Oklahoma City, Oklahoma; in this event, the parties will equally bear any special expenses resulting from that decision;

                  (iii) Before rendering their final decision, the arbitrators will act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute; and

                  (iv) The costs of the arbitration will be in the discretion of the arbitrators, provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.

Section 16.  Miscellaneous Provisions.

         (a) Governing Law, Venue. This Agreement shall be governed and controlled in all respects by the laws of the state of Oklahoma, including as to interpretation, enforceability, validity, and construction, without regard to its conflicts of laws principles. Any litigation arising out of or relating to this Agreement shall be conducted solely and exclusively in such court in Oklahoma County as shall have jurisdiction over the subject matter hereof; and to the extent permitted by law, all parties hereto consent to such jurisdiction and venue.

          (b) Integration. This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, negotiations, agreements and understandings. The following Exhibits shall constitute part of this Agreement.

                  Exhibit A - List of Equipment

                  Exhibit B - List of Licensed and Developed Software Exhibit C - Form Non-competition Agreement
                  Exhibit D - Form Employment agreement
                  Exhibit E - Bill of Sale
                  Exhibit F - Financial Statements

         (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a way as to be effective and valid under applicable law. If any provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Amendment. The terms of this Agreement may not be varied, supplemented, or modified in any
                  ---------
                  manner, except in a subsequent writing executed by all parties

         (e) Assignment. This Agreement shall not be assigned without the prior written consent of all other parties to this Agreement. In the event of a permitted assignment, this Agreement shall be binding upon and insured to the benefit of the assignors successors and assigns.

(f) Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any
                  ---------------------------
third party other than the parties to this Agreement and their respective successors and permitted assign's.
         (g) Notices. Any notice required or permitted under this Agreement shall be in writing and must be delivered personally or by be sent by facsimile, telex, or certified prepaid mail or overnight express mail, addressed to the addressee's last known address. Notices shall be deemed given three (3) days after mailing in the case of mail or overnight service, or upon proper and successful telex, facsimile, or personal delivery, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as the date first written above.

                                      BUYER

                                                     Ethos Communications Corp.



                                        By:__________________________
                                              Robert W. Crull, President


                                     SELLER

                                 Mark K. Lottor

                               -------------------------------------------------
                                 Mark K. Lottor

                                   Exhibit A.

                                  Hardware List

----------------------------------------------------------------------
NS1
P-133. 98mb ram.
Buslogic scsi. 3C509 ethernet.
system/data on ST31055N (1gb)
----------------------------------------------------------------------
CATALOG
PPRO-200.  128mb ram.
DPT RAID PM3334UW controller, 3 channel ultra-wide scsi. overflow data and backup disks on NCR pci scsi. Intel ether express 10/100 ethernet.

system on mirrored 2gb drives.
data on raid-5 array is 8 ST34371W (4gb each).
overflow data is IBM 0662S12 (1gb)
backup drive is ST423451W (23gb).
----------------------------------------------------------------------
MAIL
PPRO-200.  64mb ram.
BusLogic BT-946C scsi.  3C509 ethernet.
system/data on ST32550N (2gb)
backup drive on ST32550N (2gb)
----------------------------------------------------------------------
NW1
P-166.  64mb.

DPT RAID PM3334UW controller, 2 channel ultra-wide scsi. Backup drive on ST423451N (23gb) 3C509 ethernet.

system on mirrored 4gb drives (seagate barracuda)
three 9gb drives
 data on FUJITSU M2949E (9gb)
 backup data on FUJITSU M2949E (9gb)
 extra drive is FUJITSU (9gb)
----------------------------------------------------------------------
MISCELLANEOUS

NetGear ethernet switch 8 10mb ports, 2 100mb ports BEST rackmount UPS (approx 1000kva) PC video monitor PC keyboard

Spare hardware:
    ps/2 style power supply
4gb seagate barracuda

                                    Exhibit B

                                  Software List

COMMERCIAL SOFTWARE

BSDI O/S v3
  4 licenses
RealAudio Server v4

  2 60-stream licenses
Stydec Shopping Cart
  2 binary licenses

Storemaker Shopping Cart
  2 binary licenses and source license
Apache secure server - stronghold
  binary license

IC-VERIFY

  credit card processing software for DOS

/c/progs

 addccinfo.c            add cc expiration dates to /crs files
 appendlf.c             makes sure last line of a file has a lf
 changepwd.c            cgi: to change users login password
 checkuser.c            cgi: simple user access control
 chkacct.c              checks account setup information
 configedit.c           cgi: account info configuration editor
 createcustlist.c       creates customer email list
 custedit.c             cgi: billing info update handler
 deposit.c              generates bank deposit slip for last batch of checks
 domsetup.c             generates account/domain setup files
 fd                     finds an account name from its domain name
 fdi.c                  displays account info for given domain name
 find.c                 cgi: file search program
 findlate.c             find user behind on payments
 findlate.rc            script to run findlate on all users
 fm.c                   cgi: file manager
 form.c                 cgi: old form processing script
 form2.c                cgi: new form processing script
 fp                     finds an account by seaching user info for a string
 gendiskusage.c         reads du list, appends usage to users stats file
 genftplogs.c           process ftp server log files
 geninvoice.c           generates invoices
 genlistings            generates customer directory list (for web site)
 genmonthlybills        script run once a month to bill customers
 genuserstatsnew.c      generates usage stats for www and ftp for a user
 genvmaillogs.c         generate vmail stats for autoresponder usage
 genwwwlogs.c           process www log files, split out for each user
 getadmin.c             display admin email address for an account
 listing.c              generates customer directory listing data
 logto.c                cgi: logto and goto scripts
 makehtml               generates html files from html source files
 mkacct                 builds directories for a new account
 mkauthdb.c             generates user/password database for auth server
 mkdatafile.c           gen default account config/data file for a user
 mkpwdentry.c           adds a new user to system password file
 new                    script to build a new account
 newfile.c              ftp 'site exec' prog to backup and reset order files
 newmsg                 generates email to send to new customer just built
 newwebwhois.c          cgi: to run whois command to InterNIC
 nkf.c                  converts ascii to kanji (freeware) used by form2
 notpaid.c              processes declined cc charges
 nuke                   script to delete an account
 paid.c                 processes account payments
 prevday.c              returns a string yyyymmdd for previous day
 prevdaymonth.c         returns a string yyyymm for previous day
 prevmonth.c            returns a string yyyymm for previous month
 processuserfiles       nightly script to process www/ftp/etc log files
 report.c               generates user reports (email) for www/ftp statistics
 rmall.c                does "rm *" on directory arg given
 rmallonfirst.c         does "rm *" if the first day of the month
 rmallontuesday.c       does "rm *" if its a tuesday
 service.c              generates new account service description file
 showacct.c             cgi: show user account/billing info
 sm.c                   cgi: web site manager
 total.c                totals a particular field for each line of a file
 var.c                  cgi: var file processor
 vmail.c                mail forwarding handler
 vmailrcpt.c            looks up vmail forwarding entry (subroutine)
 wildmat.c              subroutine to do wildcard string matches
 xfervmail.c            moves copy of vmail files to mail server

/usr/local/src

 ftpd.new               ftp source and mods
 httpd/vapache_1.1b4    apache with mods
 mmd                    mail daeamon software
 qpopper-2.2            POP server w/mods
 storemaker             shopping cart w/mods and bug fixes

/etc

 mkpwd                  update password file
 mkvmail                update mailertable file
 addmail                add a new mailertable entry

Domain Server Software

/usr/local/etc/domain

 genboots script to run gennamedboot gennamedboot.c make primary and secondary boot files makealias make an aliased domain name zone file makezone make a virtual host zone file makezonewww2 make a virtual host zone file with www only entry nuke remove a domain

PC Billing Related Software
(to import/export data for use with IC-VERIFY)
 doexplst               export: generate cc expiration date list
 mkbatch                import: read charges, generate icverify batch file
 redo                   generate list of charges to retry (temp failures)
                        and export list of charges that succeeded or failed
chargem                run icverify over entire batch
 charge                 run icverify in manual entry mode

                                    Exhibit C

                            Non-Competition Agreement

                                    Exhibit D

                               Employee Agreement
                                   Exhibit E.

                                  Bill of Sale


                                    Exhibit F

                              Financial Statements